EXHIBIT 3.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Lux Digital Pictures, Inc. (the “Company”) dated October 14, 2011, of our report dated November 28, 2010, relating to the Company’s financial statements for the year ended August 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/SILBERSTEIN UNGAR, PLLC
Bingham Farms, MI 48025

www.sucpas.com
October 14, 2011